UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2013

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 15, 2013, Carter/Validus Operating Partnership, LP (“CVOP”), the operating partnership of Carter Validus Mission Critical REIT, Inc. (the “Company”) and certain of the Company’s subsidiaries amended the KeyBank Credit Facility (the “Credit Facility Amendment”) to add Capital One, National Association (“Capital One”) as a lender and to increase the maximum commitments available under the KeyBank Credit Facility from $75,000,000 to an aggregate of up to $110,000,000, consisting of a $55,000,000 revolving line of credit, with a maturity date of November 19, 2015, subject to CVOP’s right to a 12-month extension, and a $55,000,000 term loan, with a maturity date of November 19, 2016, subject to CVOP’s right to a 12-month extension. The KeyBank Credit Facility bears interest at per annum rates equal to, at CVOP’s option, either: (a) the London Interbank Offered Rate (“LIBOR”), plus an applicable margin ranging from 2.50% to 3.50%, which is determined based on the overall leverage of CVOP; or (b) a base rate which means, for any day, a fluctuating rate per annum equal to the prime rate for such day, plus an applicable margin ranging from 1.25% to 2.25%, which is determined based on the overall leverage of CVOP. Coincident with the Credit Facility Amendment, CVOP entered into a term loan agreement with Capital One and borrowed $17,500,000 thereunder, and entered into an interest swap agreement with KeyBank National Association to effectively fix LIBOR on the new term loan at 1.00%, resulting in an interest rate under the new term loan of the KeyBank Credit Facility ranging from 3.50% to 4.50% per annum. The term of the swap agreement on the new term loan is four and one half years. The Credit Facility Amendment provides that the revolving line of credit and the term loan can be prepaid prior to maturity without penalty; provided, however, that any portion of the term loan that is prepaid may not be reborrowed, and CVOP may be subject to a breakage fee under the swap agreement, if applicable.

The actual amount of credit available under the KeyBank Credit Facility is a function of certain loan-to-cost, loan-to-value, debt yield and debt service coverage ratios contained in the KeyBank Credit Facility agreement. The borrowing base availability under the KeyBank Credit Facility will be a maximum principal amount of the value of the assets that are included in the collateral pool. As of March 15, 2013, the borrowing base availability under the KeyBank Credit Facility was $66,368,000. As of March 15, 2013, CVOP had drawn down an aggregate of $55,000,000 under the term loan of the KeyBank Credit Facility and had approximately $11,368,000 remaining available under the revolving line of credit.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	First Amendment to First Amended and Restated Credit Agreement and Amendment to Unconditional Guaranty of Payment and Performance, by and among Carter/Validus Operating Partnership, LP, Carter Validus Mission Critical REIT, Inc., the guarantors and the lenders party thereto, dated March 15, 2013.

10.2	Term Loan Note from Carter/Validus Operating Partnership, LP to Capital One, National Association, dated March 15, 2013.

10.3	Revolving Credit Note from Carter/Validus Operating Partnership, LP to Capital One, National Association, dated March 15, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: March 19, 2013	By:	/s/ Todd M. Sakow
		Name:	Todd M. Sakow
		Title:	Chief Financial Officer